SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 15, 2002


                        ANTEON INTERNATIONAL CORPORATION
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               (Exact name of registrant as specified in charter)


         DELAWARE                   001-31258                   13-3880755
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         (State or other            (Commission                 (IRS Employer
         jurisdiction of            File Number)             Identification No.)
         incorporation)


         3211 JERMANTOWN ROAD, SUITE 700, FAIRFAX, VA           22030-2801
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         (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code:  (703) 246-0200
                                                            --------------------


                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         The Board of Directors (the "Board") of Anteon International Corporation (the "Company") authorized and declared a dividend of one Preferred Share Purchase Right (a "Right") for each share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") outstanding immediately prior to the Company's initial public offering on March 15, 2002. Under a Rights Agreement (the "Rights Agreement"), dated as of March 15, 2002, between the Company and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent"), each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share, at a price of $76.50 per one one-thousandth of a share, under certain circumstances provided for in the Rights Agreement.

         Until a "Separation Date" (as defined in the Rights Agreement) occurs, the Rights will:

         o        not be exercisable;

         o        be evidenced by certificates that represent shares of Common
                  Stock; and

         o        trade with the Common Stock.

         Following a "Separation Date," the Rights would become exercisable and the Company would issue separate certificates representing the Rights, which would trade separately from the shares of Common Stock.

                  A "Separation Date" would occur upon the earlier of:

         o ten business days after a public announcement that a person has become an "Acquiring Person" (as described below);or

         o fifteen business days (or such later date as the Board may determine before any person becomes an "Acquiring Person") after a person commences a tender or exchange offer that, if successful, would result in the person becoming an "Acquiring Person."

         Under the Rights Agreement, a person becomes an "Acquiring Person" if the person, alone or together with a group, acquires beneficial ownership of 15% or more of the outstanding shares of the Company's Common Stock. However, an "Acquiring Person" shall not include the Company, any of the Company's subsidiaries, any of the Company's employee benefit plans or any person or entity acting pursuant to such employee benefit plans. In addition, an "Acquiring Person" shall not include any Caxton-Iseman stockholder, any affiliate or associate of a Caxton-Iseman stockholder, or any Caxton-Iseman transferee. A "Caxton-Iseman stockholder" means Frederick J. Iseman, Azimuth Technologies, L.P., Azimuth Tech. II LLC or any of their affiliates and associates. A "Caxton-Iseman transferee" means any person that is the direct or indirect transferee of any of the shares of Common Stock beneficially owned as of the

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date of the Rights Agreement by any Caxton-Iseman stockholder or any affiliate or associate of a Caxton-Iseman stockholder if (a) such transferee would otherwise become an Acquiring Person as a result of such transfer and (b) the transferor designates in writing that the transferee is a Caxton-Iseman transferee.

         If any person becomes an Acquiring Person and there is a Separation Date, each holder of a Right, other than Rights owned by such person which will be voided, will have the right to receive shares of Common Stock having twice the market value of the exercise price of the Right. If, after a person becomes an Acquiring Person and there is a Separation Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company's consolidated assets or earning power are sold, each holder of a Right will have the right to receive shares of Common Stock of the acquiring company which at the time of such transaction will have twice the market value of the exercise price of the Right.

         Any time after a Separation Date and before the acquisition by any person or group (other than a Caxton-Iseman stockholder or any Caxton-Iseman transferee) of a majority of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right, subject to adjustment. The Board may redeem the Rights, in whole, but not in part, at any time before a Separation Date. The redemption price will be $.001 per Right. The right to exercise any Rights will terminate when they are redeemed. The only right of the holders of the Rights after redemption will be to receive the redemption price.

         At any time before a person becomes an Acquiring Person and there is a Separation Date, the Board may amend, without the approval of the holders of the Rights, any provision in the Rights Agreement in a manner that does not adversely affect the interests of any Caxton-Iseman stockholder or Caxton-Iseman transferee. After a person becomes an Acquiring Person and there is a Separation Date, the Board may only amend the provisions of the Rights Agreement in order to:

         o        cure any ambiguity; or

         o make changes that will not adversely affect the interests of the holders of Rights.

         The Rights will expire at the close of business on the ten-year anniversary of the Rights Agreement, unless earlier redeemed or exchanged by the Company. A copy of the Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 4.1. This description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  EXHIBIT NUMBER        DESCRIPTION
                  --------------        -----------

                        4.1             Rights Agreement, dated March 15, 2002.





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                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ANTEON INTERNATIONAL CORPORATION



Date:  April 4, 2002               By:  /s/ Curtis L. Schehr
                                        ---------------------------------------
                                        Name:   Curtis L. Schehr
                                        Title:  Senior Vice President,
                                                General Counsel and Secretary





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                                  EXHIBIT INDEX
                                  -------------


         EXHIBIT NUMBER                         DESCRIPTION
         --------------                         -----------

                4.1                     Rights Agreement, dated March 15, 2002.